Exhibit 1.3

PUBLICATION AND POSTING OF CORPORATE COMMUNICATIONS

INSTRUCTION SLIP

To:               China Unicom Limited

Please tick only one box of this instruction slip

1.       Printed documents

Financial Summary and other Corporate Communications (English, Chinese or both)

(a)                  ☐       I/We would like to receive the printed English version only of the Financial Summary and other Corporate Communications; OR

(b)                 ☐       I/We would like to receive the printed Chinese version only of the Financial Summary and other Corporate Communications; OR

(c)                  ☐       I/We would like to receive both the printed English and the printed Chinese versions of the Financial Summary and other Corporate Communications; OR

Full Financial Report and other Corporate Communications (English, Chinese or both)

(d)                 ☐       I/We would like to receive the printed English version only of the Full Financial Report and other Corporate Communications; OR

(e)                  ☐       I/We would like to receive the printed Chinese version only of the Full Financial Report and other Corporate Communications; OR

(f)                    ☐       I/We would like to receive both the printed English and the printed Chinese versions of the Full Financial Report and other Corporate Communications; OR

2.       Website documents

(g)                 ☐       I/We would like to rely on (i) copies posted on the Company’s website in lieu of any or all of the printed documents referred to in (a) - (f) above and (ii) the electronic notification posted on the Company’s website of the publication of those documents on the Company’s website and other related matters in lieu of a printed copy of that notification; OR

(h)                 ☐       I/We would like (i) to rely on copies posted on the Company’s website in lieu of any or all of the printed documents referred to in (a) - (f) above and (ii) to receive by post a printed copy of the notification of the publication of those documents on the Company’s website and other related matters.

Please note that:

1.                     The above instruction will apply to all Corporate Communications issued by the Company until you inform us otherwise.

2.                     Both the English and the Chinese versions of all future Corporate Communications will be available from the Company or its Share Registrar on request.

3.                     If your shares are held in joint names, all joint holders OR the joint holder whose name stands first on our Register of Members should sign on this instruction reply in order to be valid.

Signature:	Date:

Contact telephone number: